 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

MANPOWERGROUP INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Appointment of Certain Officers

Effective August 20, 2018, Donald O. Mondano has joined ManpowerGroup Inc. (the “Company”) as Senior Vice President, Global Controller and Treasurer. The Company has appointed Mr. Mondano principal accounting officer for purposes of applicable forms and regulations of the U.S. Securities and Exchange Commission. With this appointment, Mr. Mondano succeeds John T. McGinnis, the Company’s Executive Vice President and Chief Financial Officer, as the Company’s principal accounting officer. Mr. McGinnis will continue to serve as the Company’s principal financial officer for purposes of applicable forms and regulations of the U.S. Securities and Exchange Commission.

Before joining the Company, Mr. Mondano was Vice President – Principal Accounting Officer and Corporate Controller at Kellogg Company from March 2016 to August 2018. Prior to Kellogg Company, Mr. Mondano was the Vice President - Finance and Corporate Controller at The Manitowoc Company from July 2012 to March 2016. Prior to that role, he worked in various roles of increasing responsibility at PricewaterhouseCoopers LLP at various international and domestic offices from March 2000 to June 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.
Dated: August 21, 2018	By:	/s/ Richard Buchband
	Name:	Richard Buchband
	Title:	Senior Vice President, General Counsel and Secretary